UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Time Warner Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Admission Ticket

Time Warner Inc.

2017 Annual Meeting of Shareholders

June 15, 2017, 9:30 a.m. (Local Time)

Warner Bros. Studios

4000 Warner Boulevard

Burbank, CA 91522

If you attend the Annual Meeting in person, you will be required to present this admission ticket and valid, government-issued photo identification to be admitted to the Annual Meeting.

Vote by Internet • Go to www.envisionreports.com/TWX • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Time Warner Inc. Annual Meeting of Shareholders to be Held on June 15, 2017

In accordance with Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Time Warner Inc. 2017 Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper or email copy. The items to be voted on are on the reverse side of this notice. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report to Shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/TWX to view the proxy materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future mailings.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 5, 2017 to facilitate timely delivery.

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Time Warner Inc.’s Annual Meeting of Shareholders will be held on June 15, 2017 at Warner Bros. Studios, 4000 Warner Boulevard, Burbank, California 91522, at 9:30 a.m., local time.

The Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

Company Proposals

The Board of Directors recommends that you vote FOR all nominees in Proposal 1.

1.	Election of Directors: William P. Barr, Jeffrey L. Bewkes, Robert C. Clark, Mathias Döpfner, Jessica P. Einhorn, Carlos M. Gutierrez, Fred Hassan, Paul D. Wachter and Deborah C. Wright.

The Board of Directors recommends that you vote FOR Proposals 2 and 3 and for every 1 YEAR on Proposal 4.

2.	Ratification of Appointment of Independent Auditor.

3.	Advisory Vote to Approve Named Executive Officer Compensation.

4.	Advisory Vote on the Frequency of Holding an Advisory Vote on Named Executive Officer Compensation.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Please refer to the Notice of Annual Meeting of Shareholders that accompanies the Proxy Statement for information regarding how to vote in person at the Annual Meeting.

Directions to the Time Warner Inc. Annual Meeting of Shareholders

A map and directions to the meeting are provided on the last page of the Proxy Statement.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

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Internet – Go to www.envisionreports.com/TWX. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the current meeting materials by mail. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials Time Warner” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 5, 2017.

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